Exhibit 5.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Nutrien Ltd.

We consent to the use of our reports, both dated February 20, 2018, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting for Agrium Inc. incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Professional Accountants

February 27, 2018

Calgary, Canada